Exhibit 23.2





                                Rosenberg Rich
                                 Baker Berman
                                -------------
                                  & COMPANY
                                 ------------
                        A Professional Association of
                         CERTIFIED PUBLIC ACCOUNTANTS
         380 Foothill Road * PO Box 6483 * Bridgewater, NJ 08807-0483
                   Phone: 908-231-1000 * Fax: 908-231-9483

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Medi-Hut Co., Inc.

As independent certified public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of Medi-Hut Co., Inc. of our report dated December 20, 1999, except for NOTE 13 which is dated January 14, 2000 and NOTE 14 which is dated February 29, 2000 on the financial statements of Medi-Hut, Co., Inc. in the annual report on Form 10-KSB for the fiscal year ended October 31, 1999. We also consent to the use of our name as "experts" in such registration statement.


/s/ Rosenberg Rich Baker Berman & Company

Bridgewater, New Jersey
December 12, 2000